EXHIBIT A
                       EFFECTIVE AS OF FEBRUARY 10, 2012

FUNDS                                                          EFFECTIVE DATE

First Trust Developed Markets Ex-US AlphaDEX(R) Fund          April 8, 2011
First Trust Emerging Markets AlphaDEX(R) Fund                 April 8, 2011
First Trust Asia Pacific Ex-Japan AlphaDEX(R) Fund            April 8, 2011
First Trust Europe AlphaDEX(R) Fund                           April 8, 2011
First Trust Latin America AlphaDEX(R) Fund                    April 8, 2011
First Trust Brazil AlphaDEX(R) Fund                           April 8, 2011
First Trust China AlphaDEX(R) Fund                            April 8, 2011
First Trust Japan AlphaDEX(R) Fund                            April 8, 2011
First Trust South Korea AlphaDEX(R) Fund                      April 8, 2011
First Trust Australia AlphaDEX(R) Fund                        February 10, 2012
First Trust Canada AlphaDEX(R) Fund                           February 10, 2012
First Trust Germany AlphaDEX(R) Fund                          February 10, 2012
First Trust Hong Kong AlphaDEX(R) Fund                        February 10, 2012
First Trust Switzerland AlphaDEX(R) Fund                      February 10, 2012
First Trust Taiwan AlphaDEX(R) Fund                           February 10, 2012
First Trust United Kingdom AlphaDEX(R) Fund                   February 10, 2012
First Trust Developed Markets Small Cap AlphaDEX(R) Fund      February 10, 2012
First Trust Emerging Markets Small Cap AlphaDEX(R) Fund       February 10, 2012